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                                 EXHIBIT 5


                   OPINION OF STOLL, KEENON & PARK, LLP
                  AS TO THE LEGALITY OF THE SECURITIES OF
              PIKEVILLE NATIONAL CORPORATON BEING REGISTERED

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                              August 17, 1995



Pikeville National Corporation
208 North Mayo Trail
Pikeville, Kentucky 41501

Ladies and Gentlemen:

     We have acted as legal counsel in connection with the preparation of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended ("Registration Statement"), covering an aggregate of 192,886 shares of common stock, par value $5.00 per share (the "Shares") of Pikeville National Corporation, a Kentucky corporation ("Pikeville"), to be issued in connection with the mergers (the "Mergers") of (i) United Whitley Corp. with and into Whitley Acquisition Corp., a wholly-owned subsidiary of Pikeville and (ii) Williamsburg Interim Bank, Inc. (to be a wholly-owned subsidiary of Whitley Acquisition Corp.) into Bank of Williamsburg (a subsidiary of United Whitley Corp.), pursuant to an Agreement and Plan of Reorganization, dated June 9, 1995 and the related Plans of Merger (collectively, the "Agreement").

     We have examined and are familiar with the Articles of Incorporation, as amended, and By-laws, as amended of Pikeville, and the various corporate records and proceedings relating to the organization of Pikeville and the proposed issuance of the Shares. We have also examined such other documents and proceedings as we have considered necessary for the purpose of rendering this opinion.

     Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Agreement, will be validly issued, fully paid and non-assessable.

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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and with such state securities administrators as may require such opinion of counsel for the registration or qualification of the Shares, and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                              Very truly yours,



                              /s/ Stoll, Keenon & Park, LLP
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                              STOLL, KEENON & PARK, LLP